                                                                 Exhibit 99.9(3)
                                                                 EXHIBIT I(2)(c)



                SODIGAS PAMPEANA S.A. AND ITS SUBSIDIARY COMPANY

                       CONSOLIDATED FINANCIAL STATEMENTS

             For the fiscal years ended December 31, 1997 and 1996

                SODIGAS PAMPEANA S.A. AND ITS SUBSIDIARY COMPANY
    CONSOLIDATED BALANCE SHEET AT DECEMBER 31, 1997 AND 1996 (NOTES 1 AND 2)

                                                                                           DECEMBER 31,
                                                                                ------------------------------------
                                                                                     1997                 1996
                                                                                ---------------       --------------
                                                                                              (PESOS)
ASSETS
CURRENT ASSETS
Cash and banks (Schedule G)..........................................                5,232,747            5,777,047
Investments (Schedules C and D)......................................               29,254,246           37,122,469
Trade accounts receivable (Note 4.a.)................................               40,123,437           57,976,789
Intercompany receivables (Note 5)....................................               13,539,801            2,141,923
Other accounts receivable (Note 4.b.)................................                5,439,677            2,394,678
Inventories (Schedule F).............................................                   37,142               54,000
                                                                                ---------------       --------------

TOTAL CURRENT ASSETS.................................................               93,627,050          105,466,906
                                                                                ---------------       --------------

NON-CURRENT ASSETS
Other accounts receivable (Note 4.b).................................               27,981,507           26,012,932
Investments (Schedule C).............................................                       --              115,000
Fixed assets (Schedule A)............................................              496,258,573          491,108,119
Intangible assets (Schedule B).......................................                3,206,505            3,531,674
                                                                                ---------------       --------------

TOTAL NON-CURRENT ASSETS.............................................              527,446,585          520,767,725
                                                                                ---------------       --------------

TOTAL ASSETS.........................................................              621,073,635          626,234,631
                                                                                ===============       ==============

LIABILITIES
CURRENT LIABILITIES
Suppliers (Schedule G)...............................................               26,647,294           31,488,312
Loans (Note 7 and Schedule G)........................................               13,219,071           12,170,138
Intercompany payable (Note 5)........................................                  664,253            1,586,435
Salaries and social security liabilities ............................                2,761,026            2,350,735
Taxes payable (Notes 10 and 11)......................................               22,930,115           19,245,309
Other liabilities (Note 4.c.)........................................                5,531,005           13,966,576
Provisions (Schedule E)..............................................                  843,566              245,601
                                                                                ---------------       --------------

TOTAL CURRENT LIABILITIES............................................               72,596,330           81,053,106
                                                                                ---------------       --------------

NON-CURRENT LIABILITIES
Loans (Note 7 and Schedule G)........................................              173,069,971          169,654,619
Taxes payable (Notes 10 and 11)......................................                8,140,205           14,051,560
Other liabilities (Note 4.c).........................................                7,808,234            5,794,775
                                                                                ---------------       --------------

TOTAL NON-CURRENT LIABILITIES........................................              189,018,410          189,500,954
                                                                                ---------------       --------------

TOTAL LIABILITIES....................................................              261,614,740          270,554,060
                                                                                ---------------       --------------

Minority interests in subsidiary companies...........................              134,880,630          130,983,430

SHAREHOLDERS' EQUITY.................................................              224,578,265          224,697,141
                                                                                ---------------       --------------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY...........................              621,073,635          626,234,631
                                                                                ===============       ==============

The accompanying notes are an integral part of these consolidated financial statements.

                SODIGAS PAMPEANA S.A. AND ITS SUBSIDIARY COMPANY
                        CONSOLIDATED STATEMENTS OF INCOME
      For the fiscal years ended December 31, 1997 and 1996 (Notes 1 and 2)


                                                                                          DECEMBER 31,
                                                                             ---------------------------------------
                                                                                   1997                  1996
                                                                             -----------------     -----------------
                                                                                            (PESOS)
Net sales (Note 4.d).................................................             372,421,725           350,785,621

Cost of sales (Schedule F)...........................................            (291,380,493)         (279,633,179)
                                                                             -----------------     -----------------

         GROSS PROFIT................................................              81,041,232            71,152,442
                                                                             -----------------     -----------------

Marketing expenses (Schedule H)......................................              (9,481,477)           (7,488,667)

Administrative expenses (Schedule H).................................             (20,973,995)          (21,401,358)
                                                                             -----------------     -----------------

         OPERATING PROFIT............................................              50,585,760            42,262,417
                                                                             -----------------     -----------------

Other income and expenses (Note 4.f).................................              (1,130,943)              899,697

Financial and holding gain/(loss)

         Generated by assets (Note 4.e)..............................               6,039,444             4,013,021

         Generated by liabilities (Note 4.e).........................             (20,050,265)          (16,890,706)

Income tax...........................................................             (18,161,373)          (11,755,419)

Minority interests in subsidiary companies...........................              (8,023,163)           (8,138,695)
                                                                             -----------------     -----------------

         ORDINARY INCOME.............................................               9,259,460            10,390,315

Extraordinary loss (Notes 4.g).......................................                (480,000)              (80,400)

Minority interests in subsidiary companies...........................                 141,664                23,729
                                                                             -----------------     -----------------

         NET INCOME FOR THE YEAR.....................................               8,921,124            10,333,644
                                                                             =================     =================

The accompanying notes are an integral part of these consolidated financial statements.

                SODIGAS PAMPEANA S.A. AND ITS SUBSIDIARY COMPANY
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
      For the fiscal years ended December 31, 1997 and 1996 (Notes 1 and 2)


                                                                                           DECEMBER 31,
                                                                               -------------------------------------
                                                                                    1997                  1996
                                                                               ---------------       ---------------
                                                                                             (PESOS)
CHANGES IN FUNDS

Funds at beginning of year..........................................               42,672,945            24,864,791
(Decrease)/Increase in funds........................................               (8,245,952)           17,808,154
                                                                               ---------------       ---------------

Funds at end of year................................................               34,426,993            42,672,945
                                                                               ---------------       ---------------

SOURCES OF FUNDS

Income for the year.................................................                9,259,460            10,390,315

Plus: Items not entailing the use of funds

         Decrease in inventories....................................                   16,858               115,000
         Fixed asset depreciation...................................               22,937,071            22,406,722
         Write-off of fixed assets..................................                2,936,645             1,770,193
         Intangible asset amortization..............................                1,182,130               761,330
         Changes in tax receivables ................................                       --               161,345
         Allowance for vacations and bonuses........................                1,864,624             1,337,539
         Accrued gross income taxes.................................                1,858,849               331,463
         Allowance for Income taxes.................................               18,161,373            11,755,419
         Accrued net financial loss pending payment.................                5,058,722             5,612,083
         Accrued purchases pending payment..........................               24,740,989            28,190,015
         Fees for services and financial advice.....................                  282,014                99,938
         Intercompany fees and expenses.............................                  434,959               604,969
         Other liabilities and fees pending payment.................                   13,868                36,052
         Increase in provision for lawsuits.........................                  572,965               287,828
         Increase in allowance for defaulting debtors...............                1,645,509               394,352
                                                                               ---------------       ---------------

                                                                                   81,706,576            73,864,248

Less: Items not entailing sources of funds

         Accrued sales pending collection...........................              (40,079,679)          (56,871,845)
         Intercompany sales.........................................              (10,314,615)           (1,300,000)
         Recovery of intercompany expenses..........................               (1,486,105)             (410,523)
         Result from purchase of shares.............................                       --               (4,891)
                                                                               ---------------       ---------------

                                                                                  (51,880,399)          (58,587,259)

         Minority interests in subsidiary companies.................                8,023,163             8,138,695
                                                                               ---------------       ---------------

         Funds generated by operations - Carried forward............               47,108,800            33,805,999
                                                                               ---------------       ---------------

                SODIGAS PAMPEANA S.A. AND ITS SUBSIDIARY COMPANY
                CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)
      For the fiscal years ended December 31, 1997 and 1996 (Notes 1 and 2)


                                                                                           DECEMBER 31,
                                                                               --------------- ----- ---------------
                                                                                    1997                  1996
                                                                               ---------------       ---------------
                                                                                             (PESOS)
Funds generated by operations - Brought forward.....................               47,108,800            33,805,999
                                                                               ---------------       ---------------

Extraordinary loss of the year......................................                 (338,336)              (56,671)
Plus: Items not entailing the use of funds..........................
         Loss per Schedule XXI - Transfer Contract..................                       --               120,000
         Allowance for uncollectible funds deposited in Banco de                      480,000                    --
         Credito Provincial S.A.....................................

Less: Items not entailing sources of funds

         Tax benefit................................................                       --               (39,600)
         Minority interest in subsidiary companies..................                 (141,664)              (23,729)
                                                                               ---------------       ---------------

Funds originated from extraordinary operations......................                       --                    --
                                                                               ---------------       ---------------

Funds originated from operations....................................               47,108,800            33,805,999
                                                                               ---------------       ---------------

OTHER SOURCES OF FUNDS

         Changes in other receivables...............................                  152,921                    --
         Increase in bank loans.....................................                8,075,000            31,096,990
         Decrease in trade accounts receivable......................               58,797,223            69,158,833
         Decrease in investments....................................                  281,571               154,429
         Increase in intercompany liabilities.......................                   12,048               854,779
         Decrease in intercompany receivables.......................                1,494,938                    --
                                                                               ---------------       ---------------

Total other sources of funds........................................               68,813,701           101,265,031
                                                                               ---------------       ---------------

Total sources of funds..............................................              115,922,501           135,071,030
                                                                               ---------------       ---------------

APPLICATIONS OF FUNDS

         Acquisition of fixed assets................................              (24,496,443)          (20,498,690)
         Increase in other receivables..............................               (6,150,600)           (3,281,826)
         Increase in intangible assets..............................                 (613,598)           (1,845,438)
         Increase in intercompany receivables.......................                       --             (126,107)
         Decrease in intercompany liabilities.......................               (1,502,947)           (1,169,618)
         Decrease in tax payables...................................              (24,040,201)          (25,667,921)
         Decrease in salaries and social security liabilities.......               (1,454,333)           (2,261,545)
         Payment of lawsuits........................................                  (95,000)                   --
         Decrease in loans..........................................              (12,169,439)           (9,575,196)
         Dividends paid.............................................              (12,979,297)          (14,880,000)
         Directors' fees paid.......................................                 (145,000)                   --
         Changes in tax receivables.................................                       --              (210,296)
         Decrease in other accounts payable and other liabilities...               (9,063,336)           (6,008,261)
         Decrease in suppliers......................................              (31,458,259)          (31,737,978)
                                                                               ---------------       ---------------

Total applications of funds.........................................             (124,168,453)         (117,262,876)
                                                                               ---------------       ---------------

(Decrease)/Increase in funds........................................              (8,245,952)            17,808,154
                                                                               ===============       ===============

The accompanying notes are an integral part of these consolidated financial statements.

                SODIGAS PAMPEANA S.A. AND ITS SUBSIDIARY COMPANY
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
              For the fiscal years ended December 31, 1997 and 1996


NOTE 1:           FINANCIAL STATEMENT PRESENTATION

                  As required by General Resolution No. 290/97 of the Comision Nacional de Valores (the "CNV"), which establishes that consolidated financial statements must be submitted following the procedure outlined in Technical Resolution No. 4 of the Argentine Federation of Professional Councils of Economic Sciences, the Balance Sheets of the Company at December 31, 1997 and 1996, and the Statements of Income and Cash Flows for the fiscal years then ended have been consolidated on a line-by-line basis with the financial statements of the subsidiary.

                  Non-monetary items included in the Financial Statements at December 31, 1997 and 1996, have been restated in current Pesos up to August 31, 1995. No adjustments have been applied since such date.

                  The information at December 31, 1996, has been reclassified, for comparative purposes, to be consistent with that of the current fiscal year.

                  The December 31, 1997 financial statements of the Subsidiary, Camuzzi Gas Pampeana S.A., which cover the same fiscal year as that of its Controlling Company, Sodigas Pampeana S.A., have been used in order to determine the equity value and carry out the consolidation.

NOTE 2:           VALUATION CRITERIA

                  The financial statements of the subsidiary have been prepared based on criteria consistent with those applied for preparing the financial statements of Sodigas Pampeana S.A.

                  In addition, the principal valuation and disclosure criteria used for the preparation of the consolidated financial statements at December 31, 1997 and 1996, are as follows:

                  a.       Local currency assets and liabilities

                           The local currency assets and liabilities have been stated at their face value at the balance sheet date, including accrued interest.

                           The implicit cost of financing contained in the monetary assets and liabilities has not been segregated as it is not deemed significant.

                  b.       Foreign currency assets and liabilities

                           Foreign currency assets and liabilities were translated at the exchange rate prevailing on the balance sheet date, including accrued interest.

                  c.       Investments

                           Current

                           These are the following:

                           - Shares which have been valued at their market value at balance sheet date.

                           - Participation in investment funds, which have been valued at balance sheet date.

                           - Fixed-term deposits, which have been valued at their original amount plus interest accrued up to the closing date.

                           - Argentina Government Bond, which has been valued at cost, plus interest accrued as of the end of the fiscal year.

                SODIGAS PAMPEANA S.A. AND ITS SUBSIDIARY COMPANY
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)





                           Non-current

                           Non-current investments as of December 31, 1996 correspond to the Argentina Bond, which has been valued at cost, plus interest accrued as of the end of the fiscal year.

                  d.       Other assets to be recovered from customers

                           These assets stem from agreements signed by Camuzzi Gas Pampeana S.A. with provinces, municipalities and other entities, to be recovered from customers who are currently connected, or will be connected in the future, to the network pursuant to the agreements. These were agreed upon in cubic meters of gas and have been valued at the average tariff for gas distributed.

                  e.       Inventories

                           These have been valued at their replacement cost at the end of the fiscal year; the value thereof does not exceed their recoverable value.

                  f.       Fixed assets

                           The fixed assets transferred by Gas del Estado at the beginning of the operations of Camuzzi Gas Pampeana S.A. have been valued in an overall manner, according to the contract for the transfer of the Company's shares by Gas del Estado. This value has been restated in current Pesos as at August 31, 1995.

                           The aforementioned value was recalculated for each individual fixed asset, based on the stocktaking and valuation carried out during the fiscal year ended December 31, 1993 by independent consultants.

                           Additions carried out after such date and up to August 31, 1995, were valued at their acquisition cost, restated in current Pesos at such date. As from September 1, 1995, additions have been valued at their acquisition cost in current Pesos of the corresponding period.

                           Up to September 30, 1995, additions of gas distribution networks in favor of the Licensee Company made free of charge, were recorded at their replacement cost at the time of the transfer under the item "Other Income".

                           According to resolutions of the CNV adopted in the meetings held on July 28 and August 16, 1995, the gas distribution networks transferred free of charge or partially funded by third parties after September 30, 1995, shall be recorded at the lower of their construction cost or the cost set for the transfer and their value to the business.

                           In the case that the value of the asset added exceeds the value of the consideration assumed by the Licensee, or if such consideration does not exist (free of charge), a cross-entry shall be recorded in an adjustment account, which is shown deducted from the Fixed Assets, whose depreciation criteria is equivalent to that of the asset added.

                           The obligation to partially or totally compensate third parties is recorded as a liability of the Company.

                           The values thus determined are disclosed net of the corresponding accumulated depreciation, calculated using the straight-line method, based on the estimated useful lives of the assets.

                           The value of the Fixed Assets, taken as a whole, does not exceed their recoverable value.

                  g.       Intangible assets

                           This caption includes the purchase of computer software and expenses in relation to the programs for the issuance of the Notes by Sodigas Pampeana S.A. and its subsidiary, to be amortized over a five-year period.

                           Additions of Intangible Assets made up to August 31, 1995 are recorded at their acquisition cost restated in current Pesos at such date, while additions carried out after September 1, 1995 are disclosed at their acquisition cost in current Pesos of the corresponding period, in both cases net of their corresponding cumulative amortization, calculated according to the straight-line method.

                SODIGAS PAMPEANA S.A. AND ITS SUBSIDIARY COMPANY
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


                  h.       Shareholders' equity

                           The Capital Stock has been stated at its nominal value. The Capital Stock Adjustment represents the difference between the nominal value of the capital stock and its value adjusted, based on the fluctuation in the general wholesale price index up to August 31, 1995.

                           Changes in net worth prior to August 31, 1995 are restated as of that date, while subsequent changes are stated in the currency value of the corresponding period.

                  i.       Profit/(loss) accounts

                           Profit/(loss) for the fiscal year is disclosed at historical values, except for the charges for assets consumed (fixed asset depreciation and intangible asset amortization), which were determined according to the values of such assets.

                  j.       Accounting recognition of income

                           The income stemming from gas distribution activities is recognized when the service is rendered and charged to the "Unbilled gas consumption" account.

                  k.       Statement of Cash Flows

                           The Statement of Cash Flows is presented using the Indirect Method of Alternative D of Technical Resolution No. 9 of the Argentine Federation of Professional Councils of Economic Sciences, considering Cash and Banks and Short-Term Investments as funds.

NOTE 3:           CORPORATE CONTROL

                  Sodigas Pampeana S.A. owns 70.486676% of the shares of Camuzzi Gas Pampeana S.A.

NOTE 4:           BREAKDOWN OF ITEMS

                  Consolidated Balance Sheet

                  a.       Trade accounts receivable

                                                                           Fiscal years ended December 31,
                                                                  --------------------------------------------------
                                                                          1997                        1996
                                                                  ---------------------       ----------------------
                                                                                       (Pesos)
Trade debtors................................................               23,920,721                   34,880,465

Subsidies receivable.........................................                4,222,990                    7,154,079

Unbilled gas consumption.....................................               18,755,032                   24,585,135
                                                                  ---------------------       ----------------------

SUBTOTAL.....................................................               46,898,743                   66,619,679

Less:  Allowance for defaulting debtors (Schedule E).........               (6,775,306)                  (8,642,890)
                                                                  ---------------------       ----------------------

TOTAL........................................................               40,123,437                   57,976,789
                                                                  =====================       ======================

                SODIGAS PAMPEANA S.A. AND ITS SUBSIDIARY COMPANY
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


                  b.       Other accounts receivable

                                                                           Fiscal years ended December 31,
                                                                   -------------------------------------------------
                                                                          1997                        1996
                                                                   -------------------        ----------------------
CURRENT                                                                                (Pesos)

Receivables to be recovered from customers (Note 2.d)..............           301,552                       466,128

Miscellaneous advance payments.....................................           166,081                        47,032

Prepaid expenses...................................................            73,485                       185,064

Tax receivables ...................................................            19,698                       160,243

Guarantee deposits.................................................            79,775                     1,075,834

Judicial deposits..................................................           216,400                        83,078

Receivables to be recovered for additional transportation
charges............................................................           991,772                            --

Receivables to be recovered per Section 41 Law 24,076 (Note 10)....         2,568,842                            --

Miscellaneous (Schedule G).........................................           377,142                       377,299

Restricted funds (Note 8.b)........................................           644,930                            --
                                                                   -------------------        ----------------------

TOTAL..............................................................         5,439,677                     2,394,678
                                                                   -------------------        ----------------------


NON-CURRENT

Receivables to be recovered from customers (Note 2.d)..............           494,862                       495,314

Receivables to be recovered per Section 41 Law 24,076 (Note 10)....        26,279,763                    25,488,323

Miscellaneous......................................................           182,044                        29,295

Restricted funds (Note 8.b)........................................         1,504,838                            --
                                                                   -------------------        ----------------------

Subtotal...........................................................        28,461,507                    26,012,932
                                                                   -------------------        ----------------------

Less:   Allowances for uncollectible funds deposited in Banco
de Credito Provincial S.A. (Note 8.b. and Schedule E)..............          (480,000)                            --
                                                                   -------------------        ----------------------

Total..............................................................        27,981,507                    26,012,932
                                                                   ===================        ======================

                SODIGAS PAMPEANA S.A. AND ITS SUBSIDIARY COMPANY
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)



                  c.       Other liabilities

                                                                           Fiscal years ended December 31,
                                                                  --------------------------------------------------
                                                                          1997                         1996
                                                                  ---------------------        ---------------------
CURRENT                                                                                (Pesos)

Gas-in-kind payable..........................................                2,742,271                    4,892,829

Reimbursements to be transferred for additional
transportation  charges......................................                  203,519                           --

Consumer secured deposits....................................                  245,465                      212,815

Liability to YPF S.A. (Schedule G)...........................                       --                    4,183,687

Debt on account of purchase of shares........................                       --                    2,238,360

Interim dividends on transferred shares......................                       --                      (95,389)

Other accounts payable.......................................                2,339,750                    2,534,274
                                                                  ---------------------        ---------------------

TOTAL........................................................                5,531,005                   13,966,576
                                                                  ---------------------        ---------------------

NON-CURRENT

Gas-in-kind payable..........................................                7,807,234                    5,793,775

Other accounts payable.......................................                    1,000                        1,000
                                                                  ---------------------        ---------------------

TOTAL........................................................                7,808,234                    5,794,775
                                                                  =====================        =====================



                  Statement of income

                  d.       Net sales


                                                                           Fiscal years ended December 31,
                                                                  --------------------------------------------------
                                                                          1997                         1996
                                                                  ----------------------       ---------------------
                                                                                       (Pesos)

Gas sales.....................................................              377,250,834                 355,693,790

Sales of other items..........................................                1,751,388                   1,202,950

Direct taxes on sales.........................................               (6,580,497)                 (6,111,119)
                                                                  ======================       =====================

TOTAL.........................................................              372,421,725                 350,785,621
                                                                  ======================       =====================

                SODIGAS PAMPEANA S.A. AND ITS SUBSIDIARY COMPANY
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)



                  e.       Financial and holding gain/(loss)

                                                                           Fiscal years ended December 31,
                                                                  --------------------------------------------------
                                                                          1997                        1996
                                                                  ---------------------       ----------------------
GENERATED BY ASSETS                                                                    (Pesos)
Interest.....................................................                5,808,394                    3,851,315

Income from securities and shares............................                   72,937                       11,455

Exchange differences.........................................                  145,873                      103,540

Discounts obtained...........................................                   12,240                       46,711
                                                                  ---------------------       ----------------------

TOTAL........................................................                6,039,444                    4,013,021
                                                                  ---------------------       ----------------------


GENERATED BY LIABILITIES

Interest.....................................................              (19,998,718)                (16,855,950)

Exchange differences.........................................                   (3,988)                    (22,377)

Miscellaneous................................................                  (47,559)                    (12,379)
                                                                  ----------------------       ---------------------

TOTAL........................................................              (20,050,265)                (16,890,706)
                                                                  ----------------------       ---------------------

FINANCIAL AND HOLDING LOSS...................................              (14,010,821)                (12,877,685)
                                                                  ======================       =====================



                  f.       Other income and expenses

                                                                           Fiscal years ended December 31,
                                                                  --------------------------------------------------
                                                                          1997                        1996
                                                                  ---------------------       ----------------------
OTHER INCOME                                                                           (Pesos)

Commissions for collection charges on behalf of third parties                  103,409                      265,096

Result from purchase of shares...............................                       --                        4,891

Miscellaneous................................................                   48,905                       16,787

Net fees for financial advice and management.................                       --                    1,120,167
                                                                  ---------------------       ----------------------

TOTAL........................................................                  152,314                    1,406,941
                                                                  ---------------------       ----------------------

OTHER EXPENSES

Lawsuits Expenses............................................                (670,084)                    (287,828)

Miscellaneous................................................                (613,173)                    (219,416)
                                                                  ---------------------       ----------------------

TOTAL........................................................              (1,283,257)                    (507,244)
                                                                  ---------------------       ----------------------

TOTAL OTHER INCOME AND EXPENSES..............................              (1,130,943)                      899,697
                                                                  =====================       ======================

                SODIGAS PAMPEANA S.A. AND ITS SUBSIDIARY COMPANY
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


                  g.       Extraordinary income/(loss)



Uncollectibility of funds deposited in Banco de Credito
Provincial S.A. (Schedule E)..................................               (480,000)                         --

Loss per Schedule XXI - Gas del Estado S.E.
Transfer Contract ............................................                     --                    (120,000)

Tax benefit related to extraordinary loss ....................                     --                      39,600
                                                                   -------------------       ---------------------
Total extraordinary loss......................................               (480,000)                    (80,400)
                                                                   ===================       =====================

                SODIGAS PAMPEANA S.A. AND ITS SUBSIDIARY COMPANY
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


NOTE 5:           INTERCOMPANY OPERATIONS

                                                                           Fiscal years ended December 31,
                                                                   -------------------------------------------------
Income/(loss) accounts                                                     1997                       1996
                                                                   ---------------------      ----------------------
                                                                                       (Pesos)
CAMUZZI GAS DEL SUR S.A.
         Propane gas sales.........................................           1,033,325                     435,291
         Administrative and personnel services.....................           3,099,313                   3,010,048
         Purchase of gas and transportation........................              (8,549)                    (22,602)

CAMUZZI ARGENTINA S.A.
         Loss from technical assistance and professional fees......          (4,567,874)                 (4,012,475)
         Financial assistance and advice...........................                  --                   1,300,000
         Maintenance service of computer systems...................            (622,128)                   (361,958)
         Recovery of expenses incurred for administrative
         financial advice..........................................             534,180                          --

CAMUZZI GAZOMETRI S.P.A
         Administrative expenses collected.........................                  --                      70,802

LOMA NEGRA C.I.A.S.A
         Gas sales.................................................          13,736,910                  11,661,640

AGUAS DE BALCARCE S.A.
         Administrative and personnel expenses.....................               7,440                       7,440

AGUAS DE LAPRIDA S.A.
         Administrative and personnel services.....................               3,096                          --

EMPRESA DISTRIBUIDORA DE ENERGIA ATLANTICA S.A.
         Gas sales.................................................              15,687                          --
         Purchases of electricity..................................             (29,981)                         --

CENTRAL PIEDRABUENA S.A.
         Gas sales.................................................          14,833,171                          --

OTHER OPERATIONS
CAMUZZI ARGENTINA S.A.
         Capitalized fees paid on account of management and work
           direction and inspection services.......................             284,170                          --
         Software acquisition......................................             390,802                          --
         Technical advisory services capitalized in works in
         progress..................................................             597,334                          --

RECEIVABLES
         Aguas de Balcarce S.A.....................................                  --                       1,467
         Aguas de Laprida S.A......................................               3,059                          --
         Camuzzi Gas del Sur S.A...................................           1,318,660                     769,654
         Camuzzi Argentina S.A.....................................                  --                   1,300,000
         Camuzzi Gazometri S.p.A...................................                  --                      70,802
         Central Piedrabuena S.A...................................          12,129,527                          --
         Empresa Distribuidora de Energia Atlantica S.A............              88,555                          --
                                                                   ---------------------      ----------------------

         Total.....................................................          13,539,801                   2,141,923
                                                                   =====================      ======================

PAYABLES
         Aguas de Balcarce S.A.....................................              12,011                          --
         Camuzzi Argentina S.A.....................................             652,242                   1,586,435
                                                                   ---------------------      ----------------------

         Total.....................................................             664,253                   1,586,435
                                                                   =====================      ======================

                SODIGAS PAMPEANA S.A. AND ITS SUBSIDIARY COMPANY
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


NOTE 6:           MANDATORY INVESTMENTS OF THE SUBSIDIARY

                  Chapter IV of the Distribution License states that the Subsidiary, Camuzzi Gas Pampeana S.A., must undertake a five-year plan from 1993 to 1997, which includes investments in network pipelines, services, protection against rust and corrosion, communications equipment and SCADA (centralized telemeasurement and control equipment system).

                  The amounts of the investments, as set by the License for each year, are the following:

                         YEAR                U.S.$
                    -------------       ---------------

                        1993              6,104,000
                        1994              7,793,000
                        1995              7,460,000
                        1996              7,074,000
                        1997              8,679,000
                                       ---------------

                       Total             37,110,000
                                       ===============


                  The Licensee has fulfilled in due time and manner the mandatory investments for 1993, 1994, and 1996, and was notified of such fulfillment by ENARGAS following an operating audit of such investments. As a consequence of the differences in criteria regarding the investments corresponding to the year 1995, the Regulatory Authority has determined the creation of a guarantee deposit by Camuzzi Pampeana S.A. for an amount of U.S.$216,400 until the situation is settled. Mandatory investments for the year 1997 are under examination by the Regulatory Authority.

NOTE 7:           ISSUANCE OF NOTES BY THE SUBSIDIARY

                  On December 11, 1996, together with Camuzzi Gas del Sur S.A., Camuzzi Gas Pampeana S.A. issued jointly and severally Notes not convertible into shares under a Medium-Term-Note Program which was approved by Resolution No. 136 of the CNV dated December 6, 1996.

                  Such issue was approved by the Board of Directors of the Licensee on November 12, 1996; the main purpose of this issue was to provide Camuzzi Gas Pampeana S.A. with an important availability of funds in order to (i) refinance Series B of the Notes in an aggregate principal amount of U.S.$90,000,000 issued jointly and severally with Camuzzi Gas del Sur S.A. under the Notes Program approved by the Company's Shareholders' Meeting dated October 25, 1993; (ii) develop its investment plans; (iii) pay up working capital and (iv) refinance other liabilities.

                  The conditions for the issuance are as follows:

                  . Aggregate principal amount: U.S.$130,000,000
                  . Percentage corresponding to Camuzzi Gas Pampeana S.A.:
                    61.11%
                  . Interest rate: 9 1/4%, payable semi-annually in arrears. . Price: 99.80 %.
                  . Maturity of principal: December 15, 2001.

                  The aforementioned program was created under a joint issuance with Camuzzi Gas del Sur S.A., and the two companies will be jointly and severally liable for the payment of interest and principal.

                  On May 9, 1997, the issued Notes were registered before the United States Securities and Exchange Commission (SEC).

                  The main restrictions under the offering circular for the issuance of Notes are the following:

                  (a) Limitations on Liens: neither of the Issuers shall, nor shall either of the Issuers permit any of their respective Subsidiaries to, incur, assume or suffer the existence of, any lien upon its property, assets or revenues, whether now owned or hereafter acquired, securing any indebtedness of any person, unless the Notes are equally and ratably secured by such Liens, except for:

                           (i)      Liens existing on the Issue Date of the
                                    Notes:

                           (ii) Liens for taxes or other governmental charges not yet due or which are being contested in good faith by appropriate proceedings; provided that adequate reserves with respect thereto are maintained on the books of such Issuer or such Subsidiary, as the case may be, in conformity with Argentine professional accounting standards;

                SODIGAS PAMPEANA S.A. AND ITS SUBSIDIARY COMPANY
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


                           (iii) Liens on all or part of any property, assets (including, without limitation, equity interests) or revenues to secure indebtedness incurred solely for purposes of financing the acquisition, construction or installation thereof incurred concurrently with or within 120 days after the completion of such acquisition, construction or installation, or liens on any property, assets (including, without limitation, equity interests) or revenues existing on the date of the acquisition thereof;

                           (iv) Liens arising in the ordinary course of business which do not secure indebtedness and which (A) are not in effect for a period of more than 60 days, (B) are being contested in good faith by appropriate proceedings, which have the effect of preventing the forfeiture or sale of the property or the assets subject to any such lien, or (C) secure an obligation of less than U.S.$1,000,000;

                           (v) Any attachment or judgment lien, unless (A) within 60 days after the entry thereof, its discharge has not been filed or execution thereof stayed pending appeal, (B) shall not have been discharged within 60 days after the expiration of any such stay or (C) is for an amount less than U.S.$1,000,000;

                           (vi) Liens created or deposits made to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds and other obligations of a like nature incurred in the ordinary course of business;

                           (vii) Any lien imposed by operation of mandatory provisions of applicable law that do not materially affect the Shareholders' Equity of the Issuers to perform their respective obligations under the Notes or Indenture;

                           (viii) Liens other than those described in the foregoing clauses (i) through (vii) upon the property, assets or revenues of either or both of the Issuers or any of their respective Subsidiaries securing indebtedness in an aggregate principal amount not in excess of U.S.$10,000,000 (or its equivalent in other currencies) at any time outstanding; and

                           (ix) Any extension, renewal or replacement, in whole or in part, of any lien described in the foregoing clauses (i) through (viii), provided that (A) such extension, renewal or replacement does not extend to any property other than that originally subject to the liens being extended, renewed or replaced and (B) the principal amount of the indebtedness secured by such lien is not increased.

         (b)      Maintenance of the Net Worth to Consolidated Indebtedness
                  Ratio: Neither of the Issuers shall permit the ratio of its Net Worth to its Consolidated Indebtedness to be less than 1 to 1.

         (c) Restrictions on Sale and Lease-Back Agreement: Neither of the Issuers shall, nor shall either of the Issuers permit any Subsidiary to, enter into any Sale and Lease-Back Agreement with respect to any property unless (i) such agreement involves a lease for a term of no more than three years by the end of which it is intended that the use of such property by the lessee shall be discontinued, (ii) such agreement is between the Issuers, or between either or both of the Issuers and a Subsidiary, or between Subsidiaries, (iii) the Issuers or any Subsidiary would not be entitled to incur indebtedness secured by a mortgage on the property involved in such agreement at least equal in amount to the Attributable Debt with respect to such Sale and Lease-Back Agreement, without equally and ratably securing the Notes, (iv) the proceeds of such agreement are at least equal to the fair market value thereof (as determined in good faith by the Board of Directors of each of the Issuers) and the Issuers apply an amount equal to the greater of the net proceeds of such sale or the Attributable Debt with respect to such Sale and Lease-Back Agreement within 180 days of such sale to either (or a combination of) (A) the amortization (other than any mandatory amortization, mandatory prepayment or sinking fund payment or by payment at maturity) of debt for borrowed money of either or both of the Issuers or a Subsidiary (other than debt that is subordinated to the Notes or debt to either or both of the Issuers or a Subsidiary) that matures more than 12 months after the creation of such debt or (B) the purchase, construction or development of other comparable property, or
                  (v) such agreement is entered into within 120 days after the initial acquisition by such Issuer or the Subsidiary, as the case may be, of the property subject to such agreement.

         (d) Merger, Consolidation or Sale of Assets: Neither of the Issuers will merge into or consolidate with any person or sell, lease, transfer or otherwise convey or dispose of all or substantially all of its assets, whether by one transaction or a series of transactions, to any person, (a) unless, in the case of any such merger or consolidation, (i) such Issuer is the successor person and (ii) any Noteholder who elects to be guaranteed or repaid upon such merger or consolidation pursuant to Argentine law is so guaranteed or repaid by either of the Issuers, or (b) unless, in the case of any such other transaction, (i) immediately after giving effect to such transaction or series of transactions, no Event of Default or event which, after the giving of notice or the lapse of time or both, would constitute an Event of Default, will have occurred and be continuing, (ii) the successor person is a company that will expressly assume the obligations of such Issuer under the Notes and the Indenture, and (iii) such Issuer shall have delivered to the Trustee an officer's certificate and an opinion of counsel stating that such merger, consolidation, sale, lease, transfer or other conveyance or disposition complies with the Notes and that all conditions precedent therein relating to such transaction have been met. Upon the occurrence of any such merger, consolidation, sale, lease, transfer or other conveyance or disposition of all or substantially all of such Issuer's assets, the successor person will succeed to and become substituted for the Issuer or both Issuers, as the case may be, and may exercise every right and power of such Issuer

                SODIGAS PAMPEANA S.A. AND ITS SUBSIDIARY COMPANY
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


                  with the same effect as if it had been named in the Notes and the Indenture and, thereafter, such Issuer will be released from its liability as obligor on the Debt Securities and under the Indenture.

NOTE 8:           RESTRICTIONS ON THE SUBSIDIARY'S ASSETS

                  (a) Assets essential for the service

                  Pursuant to the provisions of the terms and conditions for the privatization of the natural gas distribution service, the Subsidiary Company must obtain ENARGAS' prior consent, without which the License may be revoked, to sell, assign, encumber or dispose of assets essential for the service.

                  (b) Restriction on funds

                  The Central Bank of the Argentine Republic (the "Central Bank"), through Resolution No. 365 dated August 20, 1997, resolved the full suspension of the transactions of Banco Credito Provincial S.A., except for those transactions related to the Central Bank derived from monetary and/or exchange regulation transactions; transactions related to purchase and credit cards existing as at such date; credit collection transactions, mere custody administrative transactions or those related to the compliance with labor, social security or fiscal obligations; and the payment of pensions with funds provided for by the National Administration of Social Security.

                  In addition, on December 18, 1997, the Central Bank through Resolution No. 741 authorized the group of major depositors of Banco Credito Provincial S.A. to create a retail commercial bank called Mercobank S.A., pursuant to the provisions of section 7 of the Argentine Financial Institutions Law.

                  As of December 31, 1997, the funds deposited by the Subsidiary Company in that institution amounted to Pesos 2,149,768. Such funds are composed of Pesos 1,380,551 for retained collections and Pesos 769,217 for fixed-term deposits, and have been accounted for under "Other Receivables" classified as Current and Non-Current, in accordance with the time when that the Company considers it will collect such amount. The Company expects to collect approximately 30% in cash, 40% in shares of the new bank, and the remainder in Class C Bonds representing the credit portfolio of Banco de Credito Provincial S.A.

                  The Company has decided to set up an allowance for Pesos 480,000 to be cross-entered under Extraordinary Loss. This allowance represents the portion of uncertain recovery of the value of the Class C Bonds, that the Company expects to receive in the future.

NOTE 9:           RECORDABLE ASSETS

                  As regards the recordable real estate transferred under the Transfer Contract, the Subsidiary Company has effected the corresponding deeds with the Argentine General Notary Public, and only isolated and irrelevant cases are pending.

                  Additionally, the Subsidiary completed the transfer of all the vehicles.

NOTE 10: GROSS SALES TAX - PROVINCE OF BUENOS AIRES

                  The Province of Buenos Aires Revenue Board (DPRPBA) made assessments questioning the Subsidiary Company's Gross Sales Tax returns, and claiming Pesos 8,852,795 and Pesos 7,386,016 for the periods from December 1992 through February 1995, and from March 1995 to June 1996, respectively, not including fines and accessory charges. This difference arises mainly from the fact that the Tax Authority claims that the tax base on which the tax rate should be applied for computing gross sales taxes on gas sales should include all revenue obtained, as gas prices are no longer regulated by the State after the privatization; therefore, the tax base is no longer regulated by the provisions of Section 141, Subsection (a) of the Tax Code.

                SODIGAS PAMPEANA S.A. AND ITS SUBSIDIARY COMPANY
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


                  The Company's position since the beginning of operations is that the tax basis is the difference between the selling and the purchasing price, based on the following:

                  (i) The criterion used by the Subsidiary Company is based on the fact that it has acted in compliance with the provisions of Section 10, Subsection (a) of decree-law 9006/78 compiled in 1985 -currently
                           Section 141, Subsection (a) of the Fiscal Code-, pursuant to the confirmation sent to Gas del Estado S.E. by the Ministry of Economy and Public Works and Services of the Province of Buenos Aires through a note dated February 27, 1986, whose provisions are deemed applicable since Camuzzi Gas Pampeana has taken over the activities of such state company.

                  (ii) The auditors hired by the Privatization Committee concluded in their report to the Ministry of Economy and Public Works and Services of the Argentine Republic, that this tax should be calculated on the difference between the selling and purchasing prices of gas sales, in order to comply with the provisions of Law 24,076, regulating the gas industry and the Distribution License.

                  (iii) The documentation mentioned in (i) and (ii) was made available to investors by the Government upon the privatization of Gas del Estado S.E., in order to provide them with all the information that could affect their business and, accordingly, their bidding prices in any manner whatsoever.

                  (iv) In addition, aiming at making a fairer business management by the Subsidiary Company, it informed the DPRPBA at the time it took over the business, through a notice received by such body on January 15, 1993, that it would continue to pay such tax following Gas del Estado's practice, because it is the latter's surviving company.

                  On May 26, 1996, the Licensee filed a motion to reconsider DPRPBA's resolution since it believed that it had acted, as stated before, in compliance with the provisions of tax regulations. The Company has cited the enforceability of the above-referenced regulation as the basis for its motion to reconsider.

                  On November 25, 1996, the General Revenue Board issued a final Opinion stating that, in its opinion, Camuzzi Gas Pampeana S.A. must pay gross sales tax on its total sales and not on the margin of distribution. On December 13, 1996, the General Revenue Board further explained some points of the opinion indicating that, according to such body, the change of criterion had derived from the fact that as from the takeover of the natural gas distribution service by the Licensees, the regulations set forth under the Fiscal Code (Section 136, Subsection (e) and Section 141, Subsection (a)) are not valid, since the Government, upon withdrawing from the business, no longer regulates the official selling prices.

                  Additionally, during the months of October and November 1996, some properties belonging to the Licensee and located throughout the Province of Buenos Aires were attached for the amount of Pesos 30,000,000, which sum includes principal, interest and fines. After several claims by the Company, the attachment was discharged on the condition that the Company availed itself of the Debt Consolidation Regulations ("Regimen de Consolidacion de Deudas") under Law 11,808 and provided that in the event that the Company fails to avail itself to such Regulations, such attachments could be levied again over such assets or bank accounts, thus having an adverse effect on the subsidiary Company.

                  Even though the Subsidiary Company's legal counsel considered that the Company's defense was based on solid grounds, the Final Opinion issued by the General Revenue Board significantly changed the situation in that it explicitly clarifies the tax criterion approved by the Province of Buenos Aires and the change in the tax burden of the Licensee. Therefore, because the Company was not legally required to participate in a long judicial proceeding, the results of which could not be assured in spite of its sound defense, and because its property would be subject to attachment during the course of such proceeding, on December 19, 1996, the Company availed to the Debt Consolidation Regulations pursuant to the provisions of the provincial law 11,808. (Official Gazette, July 10, 1996).

                  The said regulations allowed for the payment of the existing debts corresponding to the period from December 29, 1992 to January 31, 1996 in up to 48 installments, with a 1% monthly interest on balances due for the extension granted. In addition, default interest was reduced to 0.5% per month, and the penalties and fines were fully waived. Such regulations further provide for an installment payment system for the period between February 1, 1996 and August 31, 1996, and allows for the settlement of all payments for the period between September 1, 1996 and October 31, 1996, by means of amended tax returns. The total balance included within these Debt Consolidation Regulations amounted to Pesos 23,164,958 and was accounted for by Camuzzi Gas Pampeana S.A. under the caption "Tax Payable".

                  Thus, as is evident from the above-mentioned conditions, the Opinion of the General Revenue Board modified the tax system through the implementation of a new criterion which altered the Licensee's tax burden, generating a cost fluctuation due to a "tax change" which was considered as a non-recurring tariff adjustment by point 9.6.2. of the Distribution License and by law 24,076.

                  In order to pass through this higher cost, pursuant to the lawful right to which the Company is entitled, on December 20, 1996, Camuzzi Gas Pampeana S.A. initiated formal proceedings by filing a claim with ENARGAS to obtain the application of the corresponding tariff adjustment. The claim for passing the tax through to the tariffs was also filed before the Ministry

                SODIGAS PAMPEANA S.A. AND ITS SUBSIDIARY COMPANY
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


                  of Economy and Public Works and Services. In addition, the Company shall exercise its right to appeal to the Argentine Supreme Court of Justice, if necessary, on the grounds of a federal question regarding the indemnity rights to which the Licensee is duly entitled.

                  Additionally, ENARGAS requested the opinion of the Revenue Board of the Province of Buenos Aires, which ratified the opinions mentioned above and requested some written clarifications from the Ministry of Economy and Public Works and Services, which had expressed its opinion through the General Legal Affairs Board's opinion dated March 6, 1997 and clarifying decision dated May 8, 1997, which confirmed the Company's criterion. The answer to the aforementioned written clarification dated July 18, 1997 ratified the previous opinions.

                  Therefore, and as mentioned before, because a "change of tax rules" generates a right for the Company to pass this change on to the tariffs as envisaged in paragraph 9.6.2. of the Distribution License and in Law No. 24,076, Camuzzi Gas Pampeana S.A. accounted for the amounts recognized as tax payable, together with the payments made for the taxable basis of all income from gas sales, with a balancing entry in the form of a receivable to be collected from the users in future billings.

                  Through Resolution No. 544 dated November 17, 1997 and pursuant to the regulatory framework of the activity, the ENARGAS has authorized the pass-through to the tariffs of the effects caused by the legal changes in the payment of the tax in accordance with the methodology defined by that Regulatory Authority in its note No. 108 dated January 12, 1998; the decision on the pass-through the tariffs related to the effect on sales to subdistributors and GNC stations is still pending, and the amount totals Pesos 202,845.

                  At December 31, 1997, the receivable to be recovered amounts to Pesos 28,848,605 and has been recorded under the caption "Other Current Receivables" for the amount of Pesos 2,568,842 and in "Other Non-Current Receivables" for the amount of Pesos 26,279,763.

NOTE 11: TAXES PAYABLE BY THE SUBSIDIARY COMPANY

                  During the fiscal year ended December 31, 1995, Camuzzi Gas Pampeana S.A. availed itself of the installment payment plan established by Decrees 314/95 and 316/95. The total amount refinanced is Pesos 1,389,277, payable in equal monthly installments, the last one falling due on May 16, 1999.

                  On January 30, 1998 the Subsidiary Company corrected the Affidavits of Income Taxes for the years 1993, 1994, 1995 and 1996 for a total amount of Pesos 1,590,639. These corrections are attributable to the new tax determination related to the amounts of the networks incorporated by the Camuzzi Gas Pampeana S.A. up to June 1995, by application of ENARGAS's Resolutions No. 268 and 356 dated February 8 and August 22, 1996.

NOTE 12: CONSTRUCTION FUNDED BY THIRD PARTIES

                  Construction funded by third parties, incorporated into the Subsidiary Company's network during the fiscal years ended December 31, 1997 and 1996, was the following:

                                                                                            December 31,
                                                                                  ----------------------------------
                                                                                      1997                1996
                                                                                  --------------      --------------
                                                                                                (Pesos)
                          o For valuable consideration                                2,714,904           4,369,846



                  On February 8, 1996, ENARGAS issued Resolution No. 268/96, which sets forth that regarding construction fully or partially financed by third party users, such users should receive a discount based on the difference between the value of the construction and the amount actually discounted, if any.

                  By means of ENARGAS' Resolution No. 356, dated August 22, 1996, the Regulatory Authority established the amounts to be recognized to the users mentioned above according to the business value determined by such entity.

                  In compliance with this resolution, regarding networks transferred free of charge, during the fiscal year 1996, the Subsidiary Company recorded a liability in an amount estimated as the payment price in m3 of gas which was debited from a reserve set up in previous years for this purpose. In those projects in which the payments made by the Licensee differed from those set forth by the Regulatory Authority, the liability corresponding to such difference was accounted for. Both liabilities were valued at current tariffs.

                SODIGAS PAMPEANA S.A. AND ITS SUBSIDIARY COMPANY
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


                  Furthermore, on February 3, 1997, by means of Resolution 422 the Regulatory Authority set the charges that the Gas Distribution Companies shall have to pay to third party users financing network extension works; such amount results from the business value set forth by ENARGAS. This Resolution was only applicable to works transferred to the Licensee Companies in 1996.

                  As regards works to be financed by future clients, commenced and transferred to the net worth of the Licensees in 1997, the Regulatory Authority issued Rule No. 1,877, dated May 23, 1997, whereby it established provisionally a minimum discount equivalent to the 80% of the value set in Exhibit I of ENARGAS' Resolution No. 422, in accordance with the methodological guidelines included therein, and notwithstanding the further analysis to be made by the Regulatory Authority, because it is the competent authority regarding these matters.

                  As of the date hereof the Subsidiary Company has taken the necessary steps to implement the reimbursement of the cubic meters duly suggested by the ENARGAS.

                  Subsequently, the ENARGAS, through Order No. 4,688 dated December 30, 1997, modified the criteria previously established by its Resolutions No. 356/96 and 422/96 and Order No. 1877/96, in connection with the obligation of the Distribution Service Licensees to grant provisions to third party users who totally or partially paid undertakings related to new networks or extensions thereof.

                  This amendment consists, basically, in the replacement of the obligation of such users to file the documentation evidencing their contribution, as called for by the above-mentioned resolutions, by the execution of an affidavit in relation thereof.

                  The above-mentioned order of ENARGAS has been challenged by the Company on the grounds that it affects its legitimate rights.

NOTE 13: MUNICIPAL TAXES ON USE OF EASEMENTS BY THE SUBSIDIARY

                  Municipalities usually include a tax on easements in their tax rules. Such rules are in conflict with federal regulations.

                  The Distribution license grants the right to easements free of charge to the Licensee and establishes that, if the municipalities levy any tax which is later ratified by a court, the Subsidiary is authorized to pass through such cost increase to the consumers.

                  Point 6.1 of the Distribution License reads as follows: "while the Licensee is in charge of the service, it shall have the right to use free of charge any street, avenue, square, bridge, road and any other public place, including the subjacent and air spaces, necessary for the installation of facilities for the licensed service, including communication lines and interconnections with third parties".

                  However, if any definitive sentence by a court admits the validity of the provincial or municipal rules, which levy a tax on such easement or use upon the Licensee, the Licensee may pass through such additional cost to the consumers residing within the jurisdiction in which such tax is applicable, and the Regulatory Entity shall act in accordance with the procedures provided for in point 9.6.2, without any right of claim against the Licensee or Gas del Estado.

                  Furthermore, pursuant to National Budget Law No. 24,624/95 corresponding to the 1996 year, in order to enjoy the subsidies described therein, municipal taxes on easements must be repealed as from January 1, 1996.

                  Currently, the following are the most relevant disputes in relation to taxes on rights to subjacent space (subsoil):

                  MUNICIPALITY OF ENSENADA, PROVINCE OF BUENOS AIRES: This Municipality brought an action for the payment of the tax on subsoil rights for Pesos 6,265,513, in respect of principal, and obtained a favorable judgment by the Lower Court. The Licensee filed an appeal with the Court of Appeals of La Plata, which revoked the Lower Court's decision, and acknowledged the national exemption granted to the Subsidiary for the use of public spaces. The Court of Appeals of La Plata rejected the extraordinary remedy filed by the Municipality of Ensenada and, as a result of which, the Municipality submitted a claim for Reconsideration to the Supreme Court of the Argentine Republic, which was rejected on October 3, 1997, thus, ending the controversy brought forward by the Municipality.

                  MUNICIPALITY OF LA PLATA, PROVINCE OF BUENOS AIRES: On October 19, 1995, the licensee company was served an official assessment from the Municipality of La Plata for the payment of Pesos 2,730,141 not including penalties and other expenses. The Subsidiary Company contested the claim before the administrative authorities within the terms authorized by such Municipality.

                  MUNICIPALITY OF SANTA ROSA, PROVINCE OF LA PAMPA: The amount claimed totals approximately Pesos 69,078, without interest and penalties.

                SODIGAS PAMPEANA S.A. AND ITS SUBSIDIARY COMPANY
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


                  The Lower Court sustained the claim and rejected the objections filed by the Company. Camuzzi Gas Pampeana S.A. appealed to the Court of Appeals which also sustained the decision.

                  The Licensee filed an appeal against the judgment and obtained a favorable resolution from the competent court. Thereafter, the appeal was rejected based on a motion to reverse the judgment filed by the Municipality. The Supreme Court of the Province rejected our Provincial extraordinary motion. An extraordinary motion was filed with the Federal courts against such decision, which proceedings will be held before the Supreme Court of the Argentine Republic. The Supreme Court of the Argentine Republic has rejected the Extraordinary Remedy filed by the Subsidiary Company and this Company has further submitted a Claim for Reconsideration to the Supreme Court of the Argentine Republic, which claim was rejected.

                  The amount claimed has been deposited with the court. As of the date hereof, the Subsidiary Company has set up an allowance for the total amount claimed.

                  MUNICIPALITY OF SALADILLO, PROVINCE OF BUENOS AIRES: The principal amount claimed totals Pesos 55,542.

                  The claim was submitted and is pending consideration by the administrative court with an answer filed by Camuzzi Gas Pampeana S.A.

                  MUNICIPALITY OF REALICO, PROVINCE OF LA PAMPA: The principal amount claimed totals Pesos 4,137. The Licensee has answered the complaint contesting the action. Thereafter, a judgment rejecting our objections was entered.

                  MUNICIPALITY OF CORONEL SUAREZ, PROVINCE OF BUENOS AIRES: The principal amount claimed totals Pesos 6,300. The Subsidiary Company has filed a remedy for reconsideration.

                  MUNICIPALITY OF LAS FLORES, PROVINCE OF BUENOS AIRES: The principal amount claimed totals Pesos 9,736. The Subsidiary Company has filed a remedy for reconsideration which was rejected by the Municipality.

                  In the opinion of the Licensee and based on judgmental elements obtained during the year, and except for the lawsuits with the Municipality of Santa Rosa, for which provisions have been set up, an adverse decision in relation to the aforementioned claims is considered not probable.

NOTE 14: FIVE-YEAR TARIFF REVIEW

                  On June 30, 1997, the Ente Nacional Regulador del Gas issued Resolution No. 468 whereby it approved the five-year tariff review and established new values for the factors K and X per tariff subzone for the 1998-2002 five-year period.

                  Within the tariff scheme set forth in the Resolution, the incorporation of these two factors (Factor K of Investment and X of Efficiency) has been contemplated; such factors will be added and subtracted respectively from the margin of distribution and, therefore, will affect the final tariff for the next five-year period.

                  During the year, the Subsidiary Company submitted investment projects for the determination of the K factor, which, once reviewed by the ENARGAS, were approved at the end of October for the La Pampa Norte subarea, and which will be in force as from the second semester of 1998.

                  Simultaneously, the ENARGAS defined an efficiency factor (X) of 4.5% for the Subsidiary Company as from January 1, 1998, which considers the improvements to be achieved in that respect in the next five-year period.

NOTE 15: EXTRAORDINARY INCOME/LOSS

                  At December 31, 1996 the remainder balance corresponding to claims arising from the collection of bills due rendered by the Camuzzi Gas Pampeana S.A. as required by Gas del Estado S.E. has been accounted for pursuant to the Transfer Contract
                  Schedule XXI, net of the effect of such items on the income tax.

                SODIGAS PAMPEANA S.A. AND ITS SUBSIDIARY COMPANY
                            Consolidated Fixed Assets
              For the fiscal years ended December 31, 1997 and 1996

                                                                      SCHEDULE A

==============================================================================================
                             Value at                                               Value at
                            beginning                                                end of
                             of year     Additions   Transfers    Write-offs          year
  Principal account          (Pesos)      (Pesos)     (Pesos)       (Pesos)          (Pesos)
===============================================================================================
Land....................    4,710,764           --           --           --        4,710,764
Condominiums............      816,147           --           --           --          816,147
Buildings...............   14,263,215           --           --           --       14,263,215
Facilities..............    7,652,560        1,032       12,174           --        7,665,766
Gas pipelines...........  151,808,897           --   10,351,151           --      162,160,048
Main and secondary
pipelines...............   37,612,648           --           --           --       37,612,648
Distribution networks...  273,552,429    2,728,066    4,847,786           --      281,128,281
Machinery and
equipment...............    2,902,543      169,614       32,154           --        3,104,311
Pressure reduction
stations................   11,582,952           --      285,656           --       11,868,608
Processing equipment....      217,341           --       (1,980)          --          215,361
Vehicles................    4,769,156      285,039          208      (29,824)       5,024,579
Furniture and
office equipment........    1,785,876       33,897           --           --        1,819,773
Gas meters..............   40,932,091      143,349    2,376,464     (687,009)      42,764,895
Gas cylinders...........        1,189           --           --           --            1,189
Works in progress.......    5,481,924   20,910,069  (15,200,216)          --       11,191,777
Computer equipment......    5,050,373      502,108        4,911           --        5,557,392
Communications
equipment...............    3,708,019       57,822      (41,120)      (3,684)       3,721,037
Material at warehouses..    3,122,300    4,637,679   (2,114,605)  (2,489,137)       3,156,237
Vehicles without title..           --    1,025,200           --           --        1,025,200
Advances to suppliers...      793,068      530,295     (552,583)          --          770,780
-----------------------------------------------------------------------------------------------
Total at
December 31, 1997.......  570,763,492   31,024,170           --   (3,209,654)     598,578,008
-----------------------------------------------------------------------------------------------
Total at
December 31, 1996.......  547,728,157   24,868,536           --   (1,833,201)     570,763,492
===============================================================================================


=================================================================================================================
                                                   DEPRECIATION
                      ------------------------------------------------------------------
                                                                                          Net carrying value
                                                   Current year                             at December 31,
                                         --------------------------------               -------------------------
                      Accumulated at
                       beginning of                                       Accumulated at
                          year           Rate(1)   Amount(2)   Write-offs  end of year      1997         1996
  Principal account     (Pesos)             %       (Pesos)      (Pesos)    (Pesos)        (Pesos)      (Pesos)
=================================================================================================================
Land.....................          --         --          --         --            --      4,710,764    4,710,764
Condominiums.............      79,182       2.00      21,916         --       101,098        715,049      736,965
Buildings................   1,196,009       2.00     385,124         --     1,581,133     12,682,082   13,067,206
Facilities...............     601,619       3.33     263,626         --       865,245      6,800,521    7,050,941
Gas pipelines............  19,730,420       2.50   5,722,915         --    25,453,335    136,706,713  132,078,477
Main and secondary
pipelines................   5,526,020       2.50   1,378,882         --     6,904,902     30,707,746   32,086,628
Distribution networks      35,947,423       2.50   9,976,125         --    45,923,548    235,204,733  237,605,006
Machinery and equipment..     623,585       4.00     146,934         --       770,519      2,333,792    2,278,958
Pressure reduction
stations.................   1,429,051       2.86     417,056         --     1,846,107     10,022,501   10,153,901
Processing equipment.....      15,356       3.33       7,985         --        23,341        192,020      201,985
Vehicles.................   1,761,114      10.00     601,299    (9,689)     2,352,724      2,671,855    3,008,042
Furniture and office
equipment................     294,202       6.66     124,369         --       418,571      1,401,202    1,491,674
Gas meters...............   8,768,874       4.00   2,421,215  (263,320)    10,926,769     31,838,126   32,163,217
Gas cylinders............         239       3.33          60         --           299            890          950
Works in progress........          --         --          --         --            --     11,191,777    5,481,924
Computer equipment.......   2,993,332      20.00   1,112,187         --     4,105,519      1,451,873    2,057,041
Communications
equipment................     688,947 3.33/20.00     254,858         --       943,805      2,777,232    3,019,072
Material at warehouses...          --         --          --         --            --      3,156,237    3,122,300
Vehicles without title...          --         10     102,520         --       102,520        922,680           --
Advances to suppliers....          --         --          --         --            --        770,780      793,068
-----------------------------------------------------------------------------------------------------------------
Total at
December 31, 1997........  79,655,373         --  22,937,071   (273,009)  102,319,435    496,258,573           --
-----------------------------------------------------------------------------------------------------------------

Total at
December 31, 1996........  57,311,659         --  22,406,722    (63,008)   79,655,373             --  491,108,119
=================================================================================================================


----------
Notes:
(1)  Rate applied to additions for the year.
(2) The accounting allocation of depreciation charges for the year is described in Schedule H.

                SODIGAS PAMPEANA S.A. AND ITS SUBSIDIARY COMPANY
                         Consolidated Intangible Assets
              For the fiscal years ended December 31, 1997 and 1996

                                                                      SCHEDULE B

==================================================================================
                               Value at                                  Value at
                               beginning                                  end of
                                of year    Additions      Write-offs       year
      Principal account         (Pesos)     (Pesos)        (Pesos)        (Pesos)
----------------------------------------------------------------------------------
Organization and pre-operating
   expenses and expenses
   relating to the issuance
   Notes.....................  4,864,365     442,460          --         5,306,825

Software.....................    330,774     414,501          --           745,275
----------------------------------------------------------------------------------

Total at December 31, 1997...  5,195,139     856,961          --         6,052,100
----------------------------------------------------------------------------------

Total at December 31, 1996...  3,349,701   1,845,438          --         5,195,139
==================================================================================


====================================================================================================================
                                                     AMORTIZATION
                                --------------------------------------------------------
                                                                                           Net carrying value at
                                               Current year                                    December 31,
                                            --------------------                        ----------------------------
                                Accumulated
                                    at                                       Accumulated
                                 beginning  Rate per                          at end of
                                  of year     annum   Amount(1)   Write-offs     year         1997         1996
      Principal account           (Pesos)       %      (Pesos)     (Pesos)     (Pesos)       (Pesos)      (Pesos)
==================================================================================================================
Organization and pre-operating
   expenses and expenses
   relating to the issuance of
   Notes.....................     1,626,412     20%    1,070,402      --      2,696,814     2,610,011    3,237,953

Software.....................        37,053     20%      111,728      --        148,781       596,494      293,721
------------------------------------------------------------------------------------------------------------------

Total at December 31, 1997...     1,663,465      --    1,182,130      --      2,845,595     3,206,505          --
------------------------------------------------------------------------------------------------------------------

Total at December 31, 1996...       902,135      --      761,330      --      1,663,465            --    3,531,674
==================================================================================================================

----------
Notes:
(1) The accounting allocation of depreciation charges for the year is described in Schedule H.

                SODIGAS PAMPEANA S.A. AND ITS SUBSIDIARY COMPANY
                            Consolidated Investments
              For the fiscal years ended December 31, 1997 and 1996



                                                                      SCHEDULE C

=================================================================================================================================

                                                                                              Value Recorded at December 31,
                                                                                        -----------------------------------------

                                                      Number of                                 1997                  1996
              Issuer and securities                shares/Interests       Market Value        (Pesos)                (Pesos)
=================================================================================================================================
CURRENT INVESTMENTS
  Mutual investment funds
     Provifondos..............................                  --                  --              --             5,926,432
     Superfondos Ahorro in Pesos Santander....                  --                  --              --             4,410,054
     Banca Nazionale del Lavoro...............           3,160,519            1.112807       3,517,048                    --

  Shares
     INDUPA S.A.I.C...........................              90,881            1.200000         109,057               104,498

     Argentina Government Bond (Schedule G)...                  --                  --         117,314               226,571
                                                                                        -------------------------------------

TOTAL CURRENT INVESTMENTS.....................                  --                  --       3,743,419            10,667,555
                                                                                        -------------------------------------

NON-CURRENT INVESTMENTS.......................                  --                  --

    Argentina Government Bond (Schedule G)....                  --                  --              --               115,000
                                                                                        -------------------------------------

TOTAL NON-CURRENT INVESTMENTS.................                  --                  --              --               115,000
                                                                                        -------------------------------------

TOTAL INVESTMENTS.............................                  --                  --       3,743,419            10,782,555
=============================================================================================================================

                 SODIGAS PAMPEANA S.A.AND ITS SUBSIDIARY COMPANY
                         Other Consolidated Investments
              For the fiscal years ended December 31, 1997 and 1996


                                                                      SCHEDULE D

================================================================================================================

                                                                              Value Recorded at December 31,
                                                                 -----------------------------------------------

                                                                               1997                    1996
                       Principal account                                      (Pesos)                 (Pesos)
----------------------------------------------------------------------------------------------------------------
CURRENT INVESTMENTS

Fixed-term deposits in Argentine and foreign currencies
(Schedule G)...................................................              25,510,827              26,454,914
                                                                 -----------------------------------------------

Total..........................................................              25,510,827              26,454,914
================================================================================================================

                SODIGAS PAMPEANA S.A. AND ITS SUBSIDIARY COMPANY
                            Consolidated Allowances
              For the fiscal years ended December 31, 1997 and 1996



                                                                    SCHEDULE E

===========================================================================================================================
                                                                                                 Balances at December 31,
                                                                                                ---------------------------
                                             Balances at
                                          beginning of year     Additions       Decreases          1997           1996
                  Item                         (Pesos)           (Pesos)         (Pesos)          (Pesos)        (Pesos)
--------------------------------------------------------------------------------------------------------------------------
DEDUCTED FROM ASSETS

    Allowance for defaulting debtors..        8,642,890       2,004,641(1)      (3,872,225)      6,775,306       8,642,890
    Allowances for uncollectible funds
    deposited in Banco de Crdito
       Provincial S.A.................               --         480,000(2)               --        480,000              --

DEDUCTED FROM LIABILITIES

    Provisions for legal actions......          245,601         692,965(3)         (95,000)        843,566         245,601
                                        -----------------------------------------------------------------------------------

Total.................................        8,888,491       3,177,606         (3,967,225)      8,098,872       8,888,491
===========================================================================================================================

----------
Notes:

(1) Pesos 1,645,509 are charged to Marketing Expenses in Schedule H. Pesos 359,132 arise from unbilled gas consumption.

(2)  Charged to Extraordinary Income (Note 4.g.).

(3) Pesos 572,965 charged to Other Income (Note 4.f.). Reclassification of the Allowance for Defaulting Debtors, Pesos 120,000.

                SODIGAS PAMPEANA S.A. AND ITS SUBSIDIARY COMPANY
                           Consolidated Cost of Sales
              For the fiscal years ended December 31, 1997 and 1996


                                                                      SCHEDULE F

===============================================================================================================

                                                                                   December 31,
                                                                 ----------------------------------------------

                                                                          1997                         1996
                                                                         (Pesos)                      (Pesos)
                                                                 ----------------------------------------------

Inventories at beginning of year............................                54,000                      169,000
Plus:
         Gas purchases......................................           158,067,447                  149,601,917
         Acquisition of transportation capacity.............            84,739,458                   85,307,876
         Expenses per breakdown in Schedule H...............            48,556,730                   44,608,386

Less:
         Inventories at end of year.........................                37,142                       54,000
                                                                 -----------------------------------------------

         COST OF SALES......................................           291,380,493                  279,633,179
================================================================================================================

                SODIGAS PAMPEANA S.A. AND ITS SUBSIDIARY COMPANY
              Foreign Currency Consolidated Assets and Liabilities
                          At December 31, 1997 and 1996

                                                                      SCHEDULE G

================================================================================================================================
                                                                                                   Amount in Argentine currency
                                                                                                          at December 31,
                                                                                                  ------------------------------
                                                   Type and amount of                                  1997              1996
                                                    foreign currency      Current exchange rate       (Pesos)          (Pesos)
--------------------------------------------------------------------------------------------------------------------------------
CURRENT ASSETS
         Cash and banks.......................     U$S         248,841            1.0000              248,841         1,210,878
         Investments..........................     U$S       4,850,189            1.0000            4,850,189         4,955,509
         Other Receivables - Miscellaneous....     U$S         151,090            1.0000              151,090                --
                                                   -----------------------------------------------------------------------------

Total current assets..........................               5,250,120              --              5,250,120         6,166,387
                                                   -----------------------------------------------------------------------------

NON-CURRENT ASSETS
         Investments..........................     U$S              --              --                     --           115,000
                                                   -----------------------------------------------------------------------------

Total non-current assets......................                      --              --                     --           115,000
                                                   -----------------------------------------------------------------------------

Total assets..................................               5,250,120              --              5,250,120         6,281,387
                                                   -----------------------------------------------------------------------------

CURRENT LIABILITIES
         Suppliers............................     U$S         838,924            1.0000              838,924         1,469,176
         Bank Loans
            Loan from Riobank Internacional...     U$S       7,489,296            1.0000            7,489,296         5,391,544
            Loan from Banca Nazionale del Lavoro   U$S         750,329            1.0000              750,329         1,717,263
            Loan from Bank Boston.............     U$S          85,347            1.0000               85,347                --
         Financial Loans
           Notes - Interest payable...........     U$S       4,567,500            1.0000            4,567,500         4,567,500
           Notes..............................     U$S         326,599            1.0000              326,599           408,249
           Other..............................     U$S                              --                     --            85,582
         Other liabilities - Liability to YPF.     U$S                              --                     --         4,183,687
                                                   -----------------------------------------------------------------------------

Total current liabilities.....................              14,057,995              --             14,057,995        17,823,001
                                                   -----------------------------------------------------------------------------

NON-CURRENT LIABILITIES
         Financial Loans
           Notes..............................     U$S     169,443,000            1.0000          169,443,000       169,443,000
           Loans from Bank Boston.............     U$S         126,971            1.0000              126,971                --
           Banca Nazionale del Lavoro - Letters
             of Credit........................     U$S       3,500,000            1.0000            3,500,000           211,619
                                                   -----------------------------------------------------------------------------

Total non-current liabilities.................             173,069,971              --            173,069,971       169,654,619
                                                   -----------------------------------------------------------------------------

Total liabilities.............................             187,127,966              --            187,127,966       187,477,620
================================================================================================================================

                SODIGAS PAMPEANA S.A. AND ITS SUBSIDIARY COMPANY
          Information required under Art. 64, clause (b) of Law 19,550
                          At December 31, 1997 and 1996

                                                                      SCHEDULE H

====================================================================================================================================
                                          Total at                          Administrative                            Total at
                                      December 31, 1997     Sales Cost        Expenses      Marketing Expenses    December 31, 1996
              Items                        Pesos              Pesos            Pesos              Pesos                 Pesos
------------------------------------------------------------------------------------------------------------------------------------
Fees for services.....................     5,633,361          3,878,311       1,755,050                   --            5,692,970
Salaries and wages....................    17,806,466          7,495,516       6,741,657            3,569,293           14,738,312
Contributions.........................     5,563,206          2,336,547       2,114,018            1,112,641            4,747,976
Transportation expenses...............     1,448,274            608,275         550,344              289,655            1,499,178
Taxes and assessments.................     2,764,990            691,789       1,727,306              345,895            3,583,817
Depreciation of fixed assets..........    22,937,071         21,375,706       1,040,910              520,455           22,406,722
Amortization of intangible assets.....     1,182,130                 --       1,182,130                   --              761,330
Hired services........................     7,535,352          3,947,399       2,908,025              679,928            7,283,280
Postage, communications and data           1,865,631            480,617       1,144,705              240,309            2,105,515
processing............................     4,578,405          4,578,405              --                   --            4,446,954
Processing of liquids.................     5,728,383          3,164,165       1,809,850              754,368            5,482,521
Overheads.............................     1,645,509                 --              --            1,645,509              394,352
Defaulting debtors....................       323,424                 --              --              323,424              355,484
Advertising...........................
                                        -------------------------------------------------------------------------------------------

Total at December 31, 1997............    79,012,202         48,556,730      20,973,995            9,481,477
                                        ------------------------------------------------------------------------------------------

Total at December 31, 1996............            --         44,608,386      21,401,358            7,488,667           73,498,411
====================================================================================================================================

                                                                        ANNEX I



                  SODIGAS PAMPEANA S.A. AND SUBSIDIARY COMPANY
                        UNITED STATES GAAP RECONCILIATION

                                                                                As of
                                                                          December 31, 1997
                                                                          -----------------
         RECONCILIATION OF SHAREHOLDERS' EQUITY:

         Total shareholders' equity under Argentine GAAP                    $ 224,578,265

         APPROXIMATE U.S. GAAP ADJUSTMENTS:

         Initial carrying value of assets                                     (38,565,393)

         Contribution of gas networks                                         (79,610,531)

         Capitalization of interest                                             4,019,596

         Depreciation expense                                                  12,419,196

         Intangible assets amortization                                          (587,124)

         Gross sales tax settlement                                           (28,848,605)

         Regulatory issues                                                        485,088

         Deferred income taxes                                                  6,418,597

         Technical assistance fee                                               8,101,192

         Minority interest                                                     34,356,132
                                                                            -------------
         Approximate total shareholders' equity under U.S. GAAP             $ 142,766,413
                                                                            =============

                  SODIGAS PAMPEANA S.A. AND SUBSIDIARY COMPANY
                        UNITED STATES GAAP RECONCILIATION


                                                                               Year Ended
                                                                            December 31, 1997
                                                                            -----------------
         RECONCILIATION OF NET INCOME:

         Net income under Argentine GAAP                                      $ 8,921,124

         APPROXIMATE U.S. GAAP ADJUSTMENTS:

         Depreciation expense                                                   2,915,523

         Capitalization of interest                                               708,775

         Intangible assets amortization                                           342,546

         Gross sales tax settlement                                            (3,360,282)

         Regulatory issues                                                      1,612,903

         Deferred income taxes                                                (20,903,446)

         Technical assistance fee                                                (119,063)

         Minority interest                                                      5,512,787
                                                                             ------------
         Approximate net loss under U.S. GAAP                                $ (4,369,133)
                                                                             ============